As filed with the Securities and Exchange Commission on March 14, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTEOSTASIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8436652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor,

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

Proteostasis Therapeutics, Inc. 2016 Stock Option and Incentive Plan

Proteostasis Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Meenu Chhabra

President and Chief Executive Officer

Proteostasis Therapeutics, Inc.

200 Technology Square, 4th Floor

Cambridge, Massachusetts

(Name and address of agent for service)

(617) 225-0096

(Telephone number, including area code, of agent for service)

With copies to:

Jeff Held General Counsel Proteostasis Therapeutics, Inc. 200 Technology Square, 4th Floor Cambridge, Massachusetts 02139	Mitchell S. Bloom, Esq. John M. Mutkoski, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02109 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
2016 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	1,032,482 shares(3)	$4.06	$4,191,876.92	$521.89
2016 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	138,757 shares(4)	$4.06	$563,353.42	$70.14
Total	1,171,239 shares			$592.03

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $4.06, the average of the high and low sale prices of the registrant’s common stock as reported on the Nasdaq Global Market on March 12, 2018.
(3)	Represents an automatic increase to the number of shares available for issuance under the registrant’s 2016 Stock Option and Incentive Plan (the “Plan”), effective as of January 1, 2018. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 333-210521).
(4)	Represents an automatic increase to the number of shares available for issuance under the registrant’s 2016 Employee Stock Purchase Plan (the “ESPP”), effective as of January 1, 2018. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 333-210521).

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (Registration No. 333-210521) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-210521) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735)).

3.2	Second Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735)).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735)).

4.2	Third Amended and Restated Stockholders’ Agreement of the Company (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-208735)).

4.3	Form of Preferred Stock Warrant (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (333-208735)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1	2016 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-208735)).

99.2	2016 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-208735)).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on March 14, 2018.

PROTEOSTASIS THERAPEUTICS, INC.

By:	/s/ Meenu Chhabra
Meenu Chhabra President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Proteostasis Therapeutics, Inc., hereby severally constitute and appoint Meenu Chhabra and Jeff Held, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Meenu Chhabra	President, Chief Executive Officer and Director	March 14, 2018
Meenu Chhabra	(Principal Executive Officer)

/s/ Helen Boudreau	Chief Financial Officer	March 14, 2018
Helen Boudreau	(Principal Financial and Accounting Officer)

/s/ M. James Barrett	Chairman of the Board of Directors	March 14, 2018
M. James Barrett, Ph.D.

/s/ Franklin M. Berger	Director	March 14, 2018
Franklin M. Berger, CFA

/s/ Jeffery W. Kelly	Director	March 14, 2018
Jeffery W. Kelly, Ph.D.

/s/ Eric B. Rabinowitz	Director	March 14, 2018
Eric B. Rabinowitz